REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In   planning  and  performing  our
audit  of  the financial statements
of    Miller    Tabak    Healthcare
Transformation Fund (the  Fund),  a
series   of   Investment   Managers
Series  Trust, as of  and  for  the
year   ended  June  30,  2011,   in
accordance  with the  standards  of
the   Public   Company   Accounting
Oversight Board (United States), we
considered  their internal  control
over financial reporting, including
control activities for safeguarding
securities,   as   a   basis    for
designing  our auditing  procedures
for  the purpose of expressing  our
opinion on the financial statements
and to comply with the requirements
of  Form  N-SAR, but  not  for  the
purpose of expressing an opinion on
the   effectiveness  of  the  Funds
internal   control  over  financial
reporting. Accordingly, we  express
no such opinion.

The  management  of  the  Fund   is
responsible  for  establishing  and
maintaining   effective    internal
control  over financial  reporting.
In  fulfilling this responsibility,
estimates    and    judgments    by
management are required  to  assess
the  expected benefits and  related
costs  of  controls.    A  companys
internal   control  over  financial
reporting is a process designed  to
provide     reasonable    assurance
regarding   the   reliability    of
financial   reporting    and    the
preparation of financial statements
for external purposes in accordance
with  generally accepted accounting
principles.    A companys  internal
control  over  financial  reporting
includes    those   policies    and
procedures that (1) pertain to  the
maintenance  of  records  that,  in
reasonable  detail, accurately  and
fairly reflect the transactions and
dispositions of the assets  of  the
company;   (2)  provide  reasonable
assurance  that  transactions   are
recorded  as  necessary  to  permit
preparation of financial statements
in    accordance   with   generally
accepted accounting principles, and
that  receipts and expenditures  of
the company are being made only  in
accordance  with authorizations  of
management  and  directors  of  the
company; and (3) provide reasonable
assurance  regarding prevention  or
timely  detection  of  unauthorized
acquisition, use or disposition  of
a companys assets that could have a
material  effect on  the  financial
statements.

Because  of  inherent  limitations,
internal   control  over  financial
reporting may not prevent or detect
misstatements.   Also,  projections
of  any evaluation of effectiveness
to  future  periods are subject  to
the  risk that controls may  become
inadequate  because of  changes  in
conditions, or that the  degree  of
compliance  with  the  policies  or
procedures may deteriorate.

A  deficiency  in internal  control
over   financial  reporting  exists
when  the design or operation of  a
control  does not allow  management
or  employees, in the normal course
of    performing   their   assigned
functions,  to  prevent  or  detect
misstatements  on a  timely  basis.
A    material   weakness    is    a
deficiency,   or   combination   of
deficiencies,  in internal  control
over financial reporting, such that
there  is  a reasonable possibility
that a material misstatement of the
companys    annual    or    interim
financial  statements will  not  be
prevented or detected on  a  timely
basis.

Our   consideration  of  the  Funds
internal   control  over  financial
reporting   was  for  the   limited
purpose  described  in  the   first
paragraph and would not necessarily
disclose   all   deficiencies    in
internal  control  that  might   be
material weaknesses under standards
established  by the Public  Company
Accounting Oversight Board  (United
States).    However,  we  noted  no
deficiencies in the Funds  internal
control  over  financial  reporting
and    its   operation,   including
controls      for      safeguarding
securities, which we consider to be
material  weaknesses,  as   defined
above, as of June 30, 2011.

This report is intended solely  for
the   information   and   use    of
management, Shareholders and  Board
of  Trustees of Investment Managers
Series Trust and the Securities and
Exchange  Commission,  and  is  not
intended  to be and should  not  be
used  by  anyone other  than  these
specified parties.




/s/ TAIT, WELLER & BAKER LLP
TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2011